Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Zila, Inc.
Phoenix, Arizona
We consent to the incorporation in this prospectus by reference to the Current Report on Form 8-K/A filed by Zila, Inc. on February 13, 2007, of our report dated December 19, 2006, on our audits of the financial statements of Professional Dental Technologies, Inc. as of October 21, 2006 and 2005, and for the years ended October 31, 2006, 2005 and 2004. We also consent to the reference to our firm under the caption “Experts”.”
/s/ BDK, LLP
March 15, 2007